UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 13, 2015

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements

2015 Cash Incentive Plan

On February 13, 2015, the Board of Directors (the “Board”) of YuMe, Inc. (the “Company”) adopted the Company’s 2015 Cash Incentive Plan (the “CIP”) for the year ending December 31, 2015. The purpose of the CIP is to motivate and reward eligible employees, including executive officers of the Company, by making a portion of their cash compensation dependent on the achievement of Company performance goals. The participants in the CIP include executive officers of the Company and such other employees of the Company as determined by the Chief Executive Officer (each a “Participant”). Participants who are compensated under a sales incentive plan or a business development plan may be eligible to participate in the CIP. The CIP covers the 12-month or shorter period during 2015 specified by the Committee for a Participant (the “Plan Period”).

The Board’s Compensation Committee (“Committee”) will select the specific performance measure or measures for each Plan Period, in accordance with the guidelines provided in the CIP. The incentive target for each participant who is an executive officer shall be an amount specified by the Committee as of the beginning of the Plan Period. The weighting factors used to determine the annual incentive payment for each Participant will be: (i) a Company performance multiplier based on the performance measures selected by the Committee for the Plan Period; and (ii) an individual performance multiplier based upon performance versus individual objectives for the Participant. The relative weighting of these factors will be established by the Committee. The individual performance of each Participant other than the Chief Executive Officer will be determined by the Company’s Chief Executive Officer, and the Chief Executive Officer’s performance will be determined by the Committee.

The Committee will establish minimum thresholds for the performance measures during the Plan Period that must be exceeded before an incentive is earned. The amount earned by a Participant under the CIP is determined by multiplying the Participant’s individual performance multiplier, if applicable, against the achievement of the applicable performance measure(s), or as otherwise determined by the Committee.

Payments under the CIP, if any, shall be paid to Participants within 60 days after the end of the Plan Period, or as otherwise determined by the Committee; provided that payments may be deferred if and to the extent it is deemed to be necessary to comply with Section 409A of the Internal Revenue Code.

The Committee reserves the right to terminate or modify the CIP for any reason at any time prior to the date of payment, and any future incentive plan shall be at the discretion of the Committee or the Board.

This description of the CIP is a summary and is subject to and qualified in its entirety by the terms of the CIP, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Executive Severance Plan

On February 13, 2015, the Board adopted the Executive Severance Plan (the “Severance Plan”) for the Company’s executive-level employees.

Under the Severance Plan, if our Chief Executive Officer (“CEO”) or either of our founders (“Founder”) is terminated for any reason other than cause, death or disability, other than in connection with a change in control of the Company, he or she would be entitled to receive severance benefits of an amount equal to (i) 100% of his or her then-current annual base salary and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, 25% of the shares underlying all unvested equity awards held by the CEO or Founder immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If our CEO or a Founder is terminated for any reason other than cause, death or disability within three months before or twelve months after a change in control, he or she would be entitled to receive (i) 150% of his or her then-current annual base salary and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, 100% of the shares underlying all unvested equity awards held by the CEO or Founder immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If our CEO or a Founder is terminated for death or disability, 25% of the shares underlying all unvested equity awards held by such person immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination.

If any executive officer of the Company other than our CEO or a Founder (an “Other Executive Officer”), is terminated other than for cause, death or disability and other than in connection with a change in control of the Company, that officer would be entitled to receive (i) 50% of his or her then-current annual base salary, and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. If an Other Executive Officer is terminated other than for cause, death or disability and within three months before or twelve months after a change in control, that officer would be entitled to receive (i) 100% of his or her then-current annual base salary, and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, if the Other Executive Officer has been employed by the Company for at least one year, 100% of the shares underlying all unvested equity awards held by that officer immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If the Other Executive Officer has been employed by the Company for less than one year, 100% of the shares underlying all unvested equity awards held by that officer immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If any Other Executive Officer is terminated for death or disability, 25% of the shares underlying all unvested equity awards held by that officer immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination.

The Company may amend the Severance Plan at any time, and may terminate the Severance Plan and any benefits payable thereunder at any time. No such amendment or termination may curtail benefits under the Severance Plan to any employee who has commenced receiving such benefits.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01	Other Events.

On February 13, 2015, the Board set the date of the 2015 annual stockholders meeting, which will be held on May 22, 2015, at Fenwick & West LLP, 801 California Street, Mountain View, CA 94041. The record date for the meeting is March 27, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby furnishes the following exhibits:

Exhibit Number	Description
99.1	2015 Cash Incentive Plan
99.2	Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ Tony Carvalho

Tony Carvalho
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Signatory)

Dated: February 13, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	2015 Cash Incentive Plan
99.2	Executive Severance Plan